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                                                                   Exhibit 10.28

                      FOURTH AMENDMENT TO CREDIT AGREEMENT


         THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is made and dated as of the 18th day of March, 1998, by and among SANWA BANK CALIFORNIA ("Sanwa") and IMPERIAL BANK, as the current Lenders under the Credit Agreement referred to below (and as the term "Lenders" and capitalized terms not otherwise defined herein are used in the Credit Agreement), SANWA, in its capacity as Agent for the Lenders, and EQUITY MARKETING, INC., a Delaware corporation (the "Company").


                                    RECITALS

         A. Pursuant to that certain Credit Agreement dated as of January 26, 1996, by and among the Agent, the Lenders and the Company (as amended from time to time, the "Credit Agreement"), the Lenders agreed to extend credit to the Company on the terms and subject to the conditions set forth therein.

         B. The Company, the Agent and the Lenders desire to modify the Credit Agreement in certain respects as set forth more particularly below.

         NOW, THEREFORE, in consideration of the foregoing Recitals and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    AGREEMENT

         1. Extension of Maturity Date. To reflect the agreement of the parties to extend the term of the Credit Agreement, effective as of the Effective Date (as defined in Paragraph 8 below) the definition of "Maturity Date" as set forth in Paragraph 12 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "'Maturity Date' shall mean the earlier of: (a) June 30, 2000, and (b) the date the Lenders terminate their obligation to make further Loans hereunder pursuant to Paragraph 9 above."

         2. Interest Rate. To reflect the agreement of the parties to reduce the interest rate applicable to COF Loans and Reference Rate Loans, effective as of the Effective Date:

            (a) The definition of "Applicable COF Rate" as set forth in Paragraph 12 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "'Applicable COF Rate' shall mean with respect to any Interest Period, the COF Rate for such Interest Period plus one and three-quarters percent (1.75%)."


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            (b) Paragraph 1(b) of the Credit Agreement is hereby amended to delete the words "plus one-quarter of one percent (0.25%)" appearing in subsection (2) thereof.

         3. Document Supported Loans. To reflect the agreement of the parties to liberalize the conditions under which a Product Acceptance Certificate is required to be furnished to the Agent, effective as of the Effective Date the definition of "Document Supported Loan" as set forth in Paragraph 12 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "'Document Supported Loan' shall mean a Loan funded on any date on which the principal amount of outstanding Loans and Outstanding Letters of Credit, whether prior to or as a result of funding of such Loan, is or will be greater than $15,000,000.00."

         4. Reports. To reflect the agreement of the parties to modify the timing requirements for delivery certain reports are required to be furnished to the Agent and the Lenders, effective as of the Effective Date Paragraph 7(b)(2) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "(2) No later than the forty-fifth day following the end of each fiscal quarter, an aged accounts receivable trial balance and an aged accounts payable trial balance in a form reasonably acceptable to the Agent;"

         5. Permitted Acquisitions. To reflect the agreement of the parties to increase the aggregate dollar amount of acquisitions permitted during the term of the Credit Agreement without the need for obtaining consent of the Agent and the Lenders thereto, Paragraph 8(d) of the Credit Agreement is hereby amended to delete the dollar amount "$1,000,000.00" appearing therein and to replace the same with the dollar amount "$2,000,000.00".

         6. Financial Covenants. To reflect the agreement of the parties to modify certain of the financial covenants contained in the Credit Agreement, effective as of the Effective Date:

              (a) Paragraph 8(i) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "8(i) Minimum Tangible Net Worth.  Permit:

                        (1) The Company's Tangible Net Worth as of the last day of any calendar quarter, commencing September 30, 1998, to be less than the sum of: (i) $20,000,000.00, plus (ii) on a cumulative basis (with no deduction for losses) for each calendar quarter after September 30, 1998, (y) seventy-five percent (75%) of the Company's Net Profit After Taxes during such calendar quarter plus (z) seventy-five percent (75%) of the net proceeds of any additional equity shares or Subordinated Debt issued by the Company; or

                        (2) The Company's consolidated Tangible Net Worth as of the last day of any calendar quarter, commencing September 30, 1998, to be less than the sum of (i) $20,000,000.00, plus (ii) on a cumulative basis (with no deduction for losses) for each


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         calendar quarter after September 30, 1998, (y) seventy five percent
         (75%) of the Company's consolidated Net Profit After Taxes during such calendar quarter plus (z) seventy five percent (75%) of the net proceeds of any additional equity shares or Subordinated Debt issued by the Company or its Subsidiaries."

              (b) Paragraph 8(j) is hereby amended to read in its entirety as follows:

                  "8(j) Ratio of Total Liabilities to Net Worth.

                        (1) Permit: (i) the Company's ratio of Total Liabilities (including Outstanding Letters of Credit) to Tangible Net Worth, or
         (ii) the Company's ratio of consolidated Total Liabilities (including Outstanding Letters of Credit) to consolidated Tangible Net Worth as of the last day of any calendar quarter to be more than 3.00:1; or

                        (2) Permit: (i) the Company's ratio of Total Liabilities (excluding Outstanding Letters of Credit) to Tangible Net Worth, or
         (ii) the Company's ratio of consolidated Total Liabilities (excluding Outstanding Letters of Credit) to consolidated Tangible Net Worth as of the last day of any calendar quarter to be more than 2.25:1.00."

              (c) Paragraph 8(k) is hereby amended to read in its entirety as follows:

                  "8(k) Minimum Current Ratio. Permit: (1) the Company's ratio of Current Assets to Current Liabilities (excluding Indebtedness permitted under Paragraph 8(b)(7) above), or (2) the Company's ratio of consolidated Current Assets to consolidated Current Liabilities (excluding Indebtedness permitted under Paragraph 8(b)(7) above), to be less than 1.25:1.00 at and as of the last day of any calendar quarter."

              (d) Paragraph 8(n) is hereby amended to read in its entirety as follows:

                  "8(n) Capital Expenditures. And shall not permit any Subsidiary to, make or commit to make (by way of acquisition of the securities of any Person or otherwise), Capital Expenditures, taken in the aggregate for the Company and its consolidated Subsidiaries, in excess of $2,000,000.00 during fiscal 1998 or any fiscal year thereafter."

         7. Reaffirmation of Security Agreement. The Company hereby affirms and agrees that (a) the execution and delivery by the Company of and the performance of its obligations under this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Company or the rights of the Secured Parties under the Security Agreement or any other document or instrument made or given by the Company in connection therewith, (b) the term "Obligations" as used in the Security Agreement includes, without limitation, the Obligations of the Company under the Credit Agreement as amended hereby and
(c) the Security Agreement remains in full force and effect.

         8. Effective Date. This Amendment shall be effective, retroactive to March 18, 1998 (the "Effective Date"), as of the date that the Agent receives duly executed signature pages for this Amendment from each party hereto.


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         9.  Representations and Warranties. The Company hereby represents and warrants to the Agent and the Lenders as follows:

             (a) The Company has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered on behalf of the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

             (b) At and as of the date of execution hereof and at and as of the Effective Date of this Amendment and both prior to and after giving effect hereto: (i) the representations and warranties of the Company contained in the Credit Agreement and the other Loan Documents are accurate and complete in all respects, and (ii) there has not occurred an Event of Default or Potential Default.

         10. No Other Amendment. Except as expressly amended hereby, the Loan Documents shall remain in full force and effect as written and amended to date.

         11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                                EQUITY MARKETING, INC.,
                                a Delaware corporation



                                By: /s/ WILLIAM M. KING
                                   --------------------------------------------
                                Name: William M. King
                                     ------------------------------------------
                                Title: Vice President, Finance
                                      -----------------------------------------


                                SANWA BANK CALIFORNIA, as Agent and as a Lender



                                By: /s/ ROBERT G. MOORE
                                   -------------------------------------------
                                Name: Robert G. Moore
                                     -----------------------------------------
                                Title: Vice President
                                      ----------------------------------------


                                IMPERIAL BANK, as a Lender


                                By: /s/ JEFF COLVIN
                                   -------------------------------------------
                                Name: Jeff Colvin
                                     -----------------------------------------
                                Title: Senior Vice President
                                      ----------------------------------------



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